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                    AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into as the 10th day of July, 1997, by and between First Nationwide Mortgage Corporation (the "Company") and Walter C. Klein Jr. (the "Employee").

     The Company presently employs the Empolyee pursuant to that Employment Agreement between the parties dated as of January 8, 1997 (the "Agreement"). The Company and Executive desire to amend certain provisions of the Agreement to address Employee's participation in the Deferred Executive Compensation Plan (the "Plan") of California Federal Bank, A Federal Savings Bank (the "Bank").

     Accordingly, pursuant to the provisions of Section X of the Agreement, the Company and the Employee agree as follows:

1. AMENDMENTS

The following Section II, F. is added to the Agreement:

     F. PARTICIPATION IN DEFERRED EXECUTIVE COMPENSATION PLAN

        (i) Notwithstanding anything in the Agreement to the contrary, during such periods that the Employee is a Participant in the Plan
              (as defined therein), Employee shall not be entitled to receive bonus payments as described in Section II, A, (ii)-(iii) of this Agreement.

        (ii) Notwithstanding anything in the Agreement to the contrary, should the Employee be a Participant in the Plan at the time of the occurrence of either a Change in Control of the Bank (as defined in the Plan) or an FNMC Transaction (as defined in the Plan), then Employee shall receive, in place and instead of the "Sale Guarantee" payment (described in Section II, B), a payment in an amount, which, when added to such amounts paid to the Employee upon the Change of Control of the Bank or FNMC Transaction, as the case might be (including any severance payment and payments under the Plan), shall equal three times the Employee's prior year's compensation.

        (iii) Nothing in this Agreement shall be deemed to require that the Board of Directors of the Bank maintain Employee's continued participation in the Plan during the term of this Agreement. Further, Employee understands and agrees that he may not elect to terminate his participation in the Plan.


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2. NO OTHER AMENDMENTS

The balance of the provisions of the Agreement is not modified by this Amendment and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        FIRST NATIONWIDE MORTGAGE
                                        CORPORATION


                                        By: /s/ Gerald J. Ford
                                           ------------------------------------
                                           Gerald J. Ford
                                           Chairman and Chief Executive Officer


                                        /s/ Walter C. Klein, Jr.
                                        ---------------------------------------
                                        WALTER C. KLEIN, JR.


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